As filed with the Securities and Exchange Commission on March 27, 2001.

                           ---------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             WORLD DIAGNOSTICS INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                  65-0742342
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

16250 N.W. 59th Avenue, Miami Lakes, FL                  33014
----------------------------------------       --------------------------
(Address of principal executive offices)               (Zip Code)

If this form relates to the registration of a      If this form relates to the registration of a
class of securities pursuant to Section            class of securities pursuant to Section
12(b) of the Exchange Act and is effective         12(b) of the Exchange Act and is effective
pursuant to General Instruction A.(c),             pursuant to General Instruction A.(c),
please check the following box. 9                  please check the following box. :

Securities Act registration statement file number to which this form relates:
333-53658

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                       Name of each exchange on which
    to be so registered                       each class is to be registered
    -------------------                       ------------------------------
           None

Securities to be registered pursuant to Section 12(g) of the Act:

                          Class A Common Stock Warrants
                          -----------------------------
                                (Title of Class)

                          Class B Common Stock Warrants
                          -----------------------------
                                (Title of Class)

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's Class A Common Stock Warrants and Class B Common Stock Warrants under the caption "Description of Securities" in the Registrant's Prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1993, as amended, which relates to the Registrant's Registration Statement on Form SB-2 (File No. 333-53658), shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.           EXHIBITS.

Exhibit No.                Description

4.1 Form of Class A Warrant Certificate, incorporated by reference from and included in Exhibit 4 to Form 8-K filed on December 19, 2000 (file no. 000-27627).

4.2 Form of Class B Warrant Certificate, incorporated by reference from and included in Exhibit 4 to Form 8-K filed on December 19, 2000 (file no. 000-27627).

10.1 Form of Subscription Agreement for Units consisting of 50,000 shares of common stock, 50,000 Class A Warrants and 50,000 Class B Warrants, incorporated by reference from Exhibit 4 to Form 8-K filed on December 19, 2000 (file no. 000-27627).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        WORLD DIAGNOSTICS INC.

                                        By: /s/ Paul Kamps
                                            ----------------------
                                            Paul Kamps
                                            Executive Vice President - Finance
                                              and Operations.

Dated: March 21, 2001